SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2002

Boykin Lodging Company
(Exact name of registrant as specified in its charter)

Ohio	001-11975	34-1824586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Guildhall Building, Suite 1500, 45 W. Prospect Avenue, Cleveland, Ohio	44115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 430-1200

ITEM 5. Other Items.

     As we reported in our Form 8-K filed on April 24, 2002, we engaged Deloitte & Touche LLP as our independent auditors, replacing Arthur Andersen LLP. Additionally, in connection with our intention to engage in financing transactions from time to time, and with the approval of the audit committee of our board of directors, we engaged Deloitte & Touche LLP to re-audit our consolidated financial statements for our fiscal years ended December 31, 2001 and December 31, 2000. Those financial statements audited by Deloitte & Touche LLP, which do not reflect any changes in our previously reported results of operations and financial condition, are attached to this Form 8-K as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Shereen P. Jones

By: Shereen P. Jones

Executive Vice President, Chief Financial and Investment Officer

DATED: September 23, 2002

EXHIBIT INDEX

Exhibit No.	Description
23.1	Independent auditors' consent
99.1	Consolidated financial statements of Boykin Lodging Company and subsidiaries as of and for the years ended December 31, 2001 and 2000.

2